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EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2003, except for the fourth paragraph of Note 21, as to which the date is July 11, 2003 relating to the financial statements and financial statement schedules of The Macerich Company, which appears in the Current Report on Form 8-K dated July 14, 2003. We also consent to the incorporation by reference of our report dated February 13, 2003 relating to the financial statements and financial statement schedule of Pacific Premier Trust, which appears in The Macerich Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Los Angeles, CA
August 22, 2003

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  EXHIBIT 23.1
Consent of Independent Accountants